Company Contact:	Investor Relations:
Thomas P. Rosato	Sanjay M. Hurry
Chief Executive Officer	The Piacente Group, Inc.
Fortress International Group, Inc.	Phone: (212) 481-2050
Phone: (410) 423-7438	sanjay@tpg-ir.com

FORTRESS INTERNATIONAL GROUP, INC. REPORTS
FIRST QUARTER 2009 FINANCIAL RESULTS
Company Reports Revenue Growth Of 55%; Third Consecutive Quarter Of Adjusted EBITDA Profitability

Columbia, MD – May 14, 2009 – Fortress International Group, Inc. (NASDAQ: FIGI; FIGIU; FIGIW) (“Fortress”), a leading provider of consulting and engineering, construction management and 24/7/365 site services for mission-critical facilities, today announced its financial results for the first quarter ended March 31, 2009.

First Quarter 2009 Business Highlights:
•	Improved cost structure drove lower net loss and third consecutive quarter of positive adjusted EBITDA;
•	Established Fortress as a premier provider in the growing mission-critical facilities market by:
o
Re-branding its subsidiaries, Rubicon Professional Services and Total Site Solutions, into a vertically integrated organization with comprehensive and turnkey capital infrastructure solutions spanning the lifecycle of mission-critical facilities;

o
Launching a new line of efficiency-focused mission-critical facility services – Fortress Strategic Energy Management Solutions, Fortress Capital Solutions, Fortress Real Estate Solutions  – to further differentiate Fortress’ services-set in a fragmented industry.

•	Added senior-level members to the management team to guide the Company’s growth, including the senior vice presidents for Energy Services and Sales and Marketing.

For the three-month period ended March 31, 2009, the Company reported revenue of $30.1 million, a 55% increase compared to revenue of $19.4 million for the first quarter of 2008. Gross profit for the first quarter of 2009 was $3.7 million, or 12.2%, compared to gross profit of $3.4 million, or 17.6%. Gross margin for the first quarter of 2009 reflects greater revenue participation by the Company’s construction management business relative to the comparable period in 2008. Total operating expenses for the first quarter of 2009 were $4.6 million, a decline of 19% compared to operating expenses of $5.7 million in the first quarter of 2008. Operating loss for the first quarter of 2009 was ($1.0) million, a decline of 57% compared to an operating loss of ($2.3) million in the first quarter of 2008. Net loss for the first quarter of 2009 was ($1.0) million, or ($0.08) per share, compared to a net loss of ($2.3) million, or ($0.19) per share for the first quarter of 2008. Adjusted EBITDA for the first quarter ended March 31, 2009 was approximately $0.3 million, compared to an adjusted EBITDA loss of ($0.9) million for the first quarter of 2008. The Company defines adjusted EBITDA as earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization. Backlog totaled $45.5 million as of March 31, 2009, compared to $63.2 million as of December 31, 2008.

Commenting on the results, Chief Executive Officer, Thomas P. Rosato stated, “We are pleased to report a third consecutive quarter of adjusted EBITDA profitability driven primarily by operational initiatives taken in the second-half of fiscal 2008 to re-align our cost structure to our revenue base. Growth in revenues year-over-year, though impressive, was offset by a sequential decline in backlog as we continue to be impacted by the weak economic environment. Overall, we view the growth in revenues and improvement in our bottom line as reflective of the strength in our business model and management’s fiscal discipline in an uncertain economic environment.”

Mr. Rosato continued, “The several-quarter weakness in the economy has given us the opportunity to rationalize our product offering across our subsidiaries, and subsequent to the close of the quarter, we re-branded Fortress into a leading provider of comprehensive infrastructure solutions to the mission-critical facilities industry. This is a position unique to Fortress given our integration across all aspects of a mission-critical facility’s lifecycle, with particular strengths in consulting and engineering and facilities management, two key areas of focus going forward. We are already beginning to see the fruits of our vertical integration with a recent uptick in contracts in our consulting and engineering business. We believe this is a leading indicator of future opportunities for our construction and facilities management groups.”

Chief Financial Officer Timothy C. Dec added, “Gross margin declined sequentially as a result of a shift in sales towards higher dollar-value, but lower margin construction business as customers proceeded with existing build-out plans. Longer term, however, and as part of the re-branding, we expect that our emphasis on the higher margin consulting and engineering business, coupled with greater sales focus on facilities management contracts, will result in margin expansion and greater levels of recurring revenues.”

Mr. Rosato concluded, “The mission-critical facilities market is experiencing a secular growth trend that we believe is being driven by the continued exponential growth in data. The financing environment is also driving demand as companies seek to lease rather than own facilities in order to preserve capital. Furthermore, the recent economic stimulus package allocates substantial sums to digitizing entire industries, such as healthcare. We believe that our pipeline of opportunities for the second half of the fiscal year validates this thesis. Fortress, by virtue of its vertical integration, experienced management team and national footprint, is well positioned to capitalize on these catalysts for growth and enhance long-term value for shareholders.”

Quarterly Conference Call Details
The Company will conduct its regularly scheduled financial announcement conference call on Thursday, May 14, 2009, at 8:30 a.m. ET. Investors may listen to the conference call via telephone at: 888-846-5003 (U.S./Canada) or 480-629-9856 (international) or via live audio web cast on the investor relations section of the Company's website at www.thefigi.com.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until 8:30 a.m. ET on Wednesday, May 27, 2009. The audio replay can be accessed by dialing 800-406-7325 (U.S./Canada) or 303-590-3030 (international) and entering conference call ID 4069339, or via an archived webcast available on the investor relations section of the Company's website at www.thefigi.com.

About Non-GAAP Financial Measures
The Company uses adjusted EBITDA as a measure of the Company’s operating trends. Investors are cautioned that adjusted EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About Fortress International Group, Inc.:

Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. By combining the knowledge and experience of Total Site Solutions and Rubicon Professional Services, two experts in critical facilities infrastructure, Fortress International provides consulting and engineering, construction management and 24/7/365 Site Services for the world’s most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost. Fortress International Group, Inc. - setting a new standard for the optimized critical facility.

Fortress International Group, Inc. (Nasdaq: FIGI) is headquartered in Maryland, with offices throughout the U.S.  For more information, visit: www.FortressInternationalGroup.com or call 888-321-4877.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements”—that is, statements related to future—not past—events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  Particular uncertainties that could adversely or positively affect the Company’s future results include: the Company’s reliance on a significant portion of its revenues from a limited number of customers; the uncertainty as to whether the Company can replace its declining backlog; risks involved in properly managing complex projects; risks relating to revenues under customer contracts, many of which can be canceled on short notice; risks related to the implementation of the Company’s strategic plan, including the ability to make acquisitions and the performance and future integration of acquired businesses; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission.  These uncertainties may cause the Company’s actual future results to be materially different than those expressed in the Company’s forward-looking statements.  The Company does not undertake to update its forward-looking statements.

- financial tables to follow -

FORTRESS INTERNATIONAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	March 31,	December 31,
	2009	2008
Current Assets
Cash and cash equivalents	$8,277,286	$12,448,157
Contract and other receivables, net	17,268,293	21,288,660
Costs and estimated earnings in excess of billings on uncompleted contracts	3,924,909	3,742,530
Prepaid expenses and other current assets	867,814	539,124
Total current assets	30,338,302	38,018,471
Property and equipment, net	787,212	824,487
Goodwill	4,811,000	4,811,000
Intangible assets, net	12,867,129	13,559,234
Other assets	260,823	225,853
Total assets	$49,064,466	$57,439,045
Liabilities and Stockholders’ Equity
Current Liabilities
Notes payable, current portion	$110,601	$1,688,845
Convertible note, current portion	1,333,333	-
Accounts payable and accrued expenses	20,974,510	24,394,990
Billings in excess of costs and estimated earnings on uncompleted contracts	3,307,477	6,047,765
Total current liabilities	25,725,921	32,131,600
Notes payable, less current portion	291,034	311,709
Convertible notes, less current portion	2,666,667	4,000,000
Other liabilities	55,224	137,198
Total liabilities	28,738,846	36,580,507
Commitments and Contingencies	-	-
Stockholders’ Equity

Preferred stock- $.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock- $.0001 par value, 100,000,000 shares authorized; 12,837,296 and 12,797,296 issued; 12,661,716 and 12,621,716 outstanding at March 31,2009 and December 31, 2008, respectively	1,283	1,279
Additional paid-in capital	61,745,903	61,262,218
Treasury stock, 175,580 shares at cost at March 31, 2009 and December 31, 2008	(869,381)	(869,381)
Accumulated deficit	(40,552,185)	(39,535,578)
Total stockholders' equity	20,325,620	20,858,538
Total liabilities and stockholders’ equity	$49,064,466	$57,439,045

FORTRESS INTERNATIONAL GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	For the Three Months Ended
	March 31, 2009	March 31, 2008
Results of Operations:
Revenue	$30,071,329	$19,432,080
Cost of revenue	26,403,191	16,020,878
Gross profit	3,668,138	3,411,202
Operating expenses:
Selling, general and administrative	3,853,661	4,806,070
Depreciation and amortization	103,422	106,877
Amortization of intangibles	692,105	755,385
Total operating costs	4,649,188	5,668,332
Operating loss	(981,050)	(2,257,130)
Interest income (expense), net	(35,548)	(43,070)
Net loss	$(1,016,598)	$(2,300,200)
Per Common Share (Basic and Diluted):
Basic and diluted net loss	$(0.08)	$(0.19)
Weighted average common shares outstanding-basic and diluted	12,641,716	12,073,072

FORTRESS INTERNATIONAL GROUP, INC.
ADJUSTED EBITDA RECONCILIATION

	For the Three Months Ended March 31,
	2009	2008
	(unaudited)	(unaudited)
Net loss	$(1,016,598)	$(2,300,200)
Interest income (expense), net	35,548	43,070
Depreciation and amortization	103,422	106,877
Amortization of intangibles	692,105	857,310
EBITDA	(185,523)	(1,292,943)
Stock and warrant-based compensation	483,689	357,746
Adjusted EBITDA	$298,166	$(935,197)

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